Exhibit 10.35
AMENDMENT NO. 9
TO THE
AMENDED AND RESTATED
BEARINGPOINT, INC. 401(k) PLAN
     WHEREAS, BearingPoint, Inc. (the “Company”) maintains the Amended and Restated BearingPoint, Inc. 401(k) Plan (the “Plan”);
     WHEREAS, pursuant to Section 12.1 of the Plan, the Company appointed a Committee as the administrator of the Plan (“Committee”);
     WHEREAS, pursuant to its authority under Section 16.1 of the Plan, the Committee acted on April 29, 2009, to adopt an amendment to the Plan, effective as of May 1, 2009, to clarify that amounts paid in lieu of paid time off to any Employee or former Employee are not “Compensation,” as such term is defined in Article 2 of the Plan; and
     WHEREAS, pursuant to its authority under Section 16.1 of the Plan, the Committee acted on April 29, 2009, to amend the Plan, effective as of May 1, 2009, to permit the direct rollover of outstanding Plan loans following a Participant’s severance from employment with the Company and immediate employment with the buyer in connection with certain corporate transactions.
     NOW, THEREFORE, to implement the Committee’s action, the Plan is hereby amended, effective as set forth herein, in the following respects:
     1. Article 2 of the Plan is amended, effective May 1, 2009, by the addition of the following sentence to the end of Section (9):
     “Notwithstanding the foregoing or any provision of the Plan to the contrary, ‘Compensation’ shall not include any amount paid to an Employee or former Employee in lieu of paid time off.”
     2. Section 9.5 of the Plan is amended, effective May 1, 2009, by the addition of the following sentence to the end thereof:
     “Notwithstanding the foregoing or any provision of the Plan to the contrary, in accordance with procedures and timing specified by the Committee, in the event that a loan made to a Participant in accordance with Section 9.2 is outstanding on the date such Participant has a severance from employment with the Company and such Participant accepts immediate employment with the purchaser of a business segment of the Company, the Committee may permit the Participant to elect to have the loan paid directly to a tax qualified defined contribution plan of the purchaser of such business segment by means of a direct rollover.”

     IN WITNESS WHEREOF, this amendment has been executed on behalf of the Corporation by the undersigned duly authorized officer of the Corporation, effective as set forth herein.

BEARINGPOINT, INC.

Date: April 29, 2009	By:	/s/ Sean Huurman
	Its:	Vice President, Global Human Resources, 401(k) Committee Chair

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